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                                                                     Exhibit (j)


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Aston/River Road Small-Mid Cap Fund-Class I Shares and Aston/River Road Dynamic Equity Income Fund- Class I Shares, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 82 to the Registration Statement (Form N-1A) of the Aston Funds under the Securities Act of 1933 (Registration No. 33-68666).



                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
June 25, 2007